                                                                    EXHIBIT 99.1

                            MAGNIFIRE WEBSYSTEMS INC.

                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2003

                            U.S. DOLLARS IN THOUSANDS

                                      INDEX

                                                                   PAGE
                                                                   ----
REPORT OF INDEPENDENT AUDITORS                                      2

CONSOLIDATED BALANCE SHEETS                                         3

CONSOLIDATED STATEMENTS OF OPERATIONS                               4

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)          5

CONSOLIDATED STATEMENTS OF CASH FLOWS                               6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                        7 - 20

                               - - - - - - - - - -

[ERNST & YOUNG LOGO]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             TO THE SHAREHOLDERS OF

                            MAGNIFIRE WEBSYSTEMS INC.
                          (A DEVELOPMENT STAGE COMPANY)

      We have audited the accompanying consolidated balance sheets of Magnifire Websystems Inc. (A Development Stage Company) ("the Company") and its subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in shareholders' equity (deficiency) and cash flows for the years then ended and for the period from July 15, 2000 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended and for the period from July 15, 2000 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States.

/s/ KOST FORER GABBAY & KASIERER
    A Member of Ernst & Young Global

 Tel-Aviv, Israel
 May 24, 2004

                                                       MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

                                                                                          DECEMBER 31,
                                                                                      --------------------
                                                                                       2003         2002
                                                                                      -------      -------
    ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                                         $ 1,157      $ 3,328
    Restricted cash                                                                        78           72
    Inventory                                                                              80           62
    Accounts receivable and prepaid expenses                                               63           63
                                                                                      -------      -------

Total current assets                                                                    1,378        3,525
                                                                                      -------      -------

SEVERANCE PAY FUND                                                                        170          123
                                                                                      -------      -------

PROPERTY AND EQUIPMENT, NET                                                               105          156
                                                                                      -------      -------

                                                                                      $ 1,653      $ 3,804
                                                                                      =======      =======
    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Trade payables                                                                      $   209      $   177
  Employees and payroll accruals                                                          123          159
  Other accounts payable and accrued expenses                                              99          141
                                                                                      -------      -------

Total current liabilities                                                                 431          477
                                                                                      -------      -------

ACCRUED SEVERANCE PAY                                                                     174          141
                                                                                      -------      -------

CONVERTIBLE PROMISSORY NOTES                                                            1,608            -
                                                                                      -------      -------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY (DEFICIENCY):
  Share capital (Note 7) -
    Common stock of $ 0.01 par value: Authorized: 32,442,056 shares as of
      December 31, 2003 and 2002; Issued and outstanding: 2,240,500 shares as of
      December 31, 2003 and 2002                                                           22           22
    Convertible Preferred A stock of $ 0.01 par value: Authorized: 5,658,720 shares as of December 31, 2003 and 2002; Issued and outstanding: 5,658,720 shares as of December 31, 2003 and 2002; Liquidation preferences of $ 6,735
      and $ 6,525 as of December 31, 2003 and 2002, respectively                           57           57
    Convertible Preferred B stock of $ 0.01 par value: Authorized: 7,899,225 shares as of December 31, 2003 and 2002; Issued and outstanding: 7,899,225 shares as of December 31, 2003 and 2002; Liquidation preferences of $ 3,102
      as of December 31, 2003 and 2002                                                     79           79
  Deferred stock compensation                                                            (264)           -
  Additional paid-in capital                                                            9,429        8,755
  Deficit accumulated during the development stage                                     (9,883)      (5,727)
                                                                                      -------      -------

Total shareholders' equity (deficiency)                                                  (560)       3,186
                                                                                      -------      -------

                                                                                      $ 1,653      $ 3,804
                                                                                      =======      =======

The accompanying notes are an integral part of the consolidated financial statements.

                                                       MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. DOLLARS IN THOUSANDS

                                                             PERIOD FROM
                                                            JULY 15, 2000
                                                               (DATE OF
                                           YEAR ENDED         INCEPTION)
                                          DECEMBER 31,         THROUGH
                                     --------------------    DECEMBER 31,
                                       2003         2002        2003
                                     -------      -------   -------------
Revenues                             $    32      $     -      $    32
Cost of revenues                         125            -          125
                                     -------      -------      -------

Gross loss                               (93)           -          (93)

Operating expenses:
  Research and development             2,146        1,892        6,306
  Sales and marketing                  1,746        1,198        3,233
  General and administrative             116           45          248
                                     -------      -------      -------

Operating loss                         4,101        3,135        9,880
Financial expenses (income), net          55          (21)          (6)
Other expenses                             -            2            9
                                     -------      -------      -------

Net loss                             $ 4,156      $ 3,116      $ 9,883
                                     =======      =======      =======

The accompanying notes are an integral part of the consolidated financial statements.

                                                       MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

                                                                                                                 DEFICIT
                                                                                                               ACCUMULATED
                                                   CONVERTIBLE         CONVERTIBLE      DEFERRED    ADDITIONAL  DURING THE
                                 COMMON STOCK   PREFERRED A STOCK   PREFERRED B STOCK     STOCK      PAID-IN   DEVELOPMENT
                               NUMBER   AMOUNT   NUMBER    AMOUNT     NUMBER    AMOUNT COMPENSATION  CAPITAL      STAGE      TOTAL
                             ---------  ------  ---------  ------   ---------  ------  ------------ ---------  ----------- --------
Balance at July 15, 2000
 (date of inception)                 -  $    -          -  $    -          -   $    -    $     -   $       -   $       -   $      -

  Issuance of shares in BVI          -       -          -       -          -        -          -           1           -          1
  Net loss                           -       -          -       -          -        -          -           -        (363)      (363)
                             ---------  ------  ---------  ------  ---------   ------    -------   ---------   ---------   --------

Balance at December 31, 2000         -       -          -       -          -        -          -           1        (363)      (362)

  Exercise of stock options      1,300     *)-          -       -          -        -          -           -           -       *) -
  Issuance of Convertible
    Preferred A stock, net           -       -  4,517,672      45          -        -          -       5,104           -      5,149
  Issuance of Common stock     110,725       1          -       -          -        -          -           -           -          1
  Conversion of convertible
    loans                            -       -    267,827       3          -        -          -         772           -        775
  Stock split effected as a
    stock dividend           2,128,475      21    873,221       9          -        -          -         (31)          -         (1)
  Net loss                           -       -          -       -          -        -          -           -      (2,248)    (2,248)
                             ---------  ------  ---------  ------  ---------   ------    -------   ---------   ---------   --------

Balance at
  December 31, 2001          2,240,500      22  5,658,720      57          -        -          -       5,846      (2,611)     3,314

  Issuance of Convertible
    Preferred B stock, net           -       -          -       -  7,899,225       79          -       2,879           -      2,958
  Stock-based compensation
    related to options
    granted to consultants           -       -          -       -          -        -          -          30           -         30
  Net loss                           -       -          -       -          -        -          -           -      (3,116)    (3,116)
                             ---------  ------  ---------  ------  ---------   ------    -------   ---------   ---------   --------

Balance at
  December 31, 2002          2,240,500      22  5,658,720      57  7,899,225       79          -       8,755      (5,727)     3,186

  Deferred stock
    compensation                     -       -          -       -          -        -       (310)        310           -          -
  Amortization of deferred
    stock compensation               -       -          -       -          -        -         46           -           -         46
  Stock-based compensation
    related to options
    granted to consultants           -       -          -       -          -        -          -         364           -        364
  Net loss                           -       -          -       -          -        -          -           -      (4,156)    (4,156)
                             ---------  ------  ---------  ------  ---------   ------    -------   ---------   ---------   --------

Balance at
  December 31, 2003          2,240,500  $   22  5,658,720  $   57  7,899,225   $   79    $  (264)  $   9,429   $  (9,883)  $   (560)
                             =========  ======  =========  ======  =========   ======    =======   =========   =========   ========

*) Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

                                                       MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. DOLLARS IN THOUSANDS

                                                                                                  PERIOD FROM
                                                                                                 JULY 15, 2000
                                                                                                   (DATE OF
                                                                             YEAR ENDED            INCEPTION)
                                                                             DECEMBER 31,           THROUGH
                                                                        ----------------------    DECEMBER 31,
                                                                          2003          2002          2003
                                                                        --------      --------   -------------
Cash flows from operating activities:
  Net loss                                                              $ (4,156)     $ (3,116)     $ (9,883)
  Adjustments required to reconcile loss to net cash used in operating activities:
    Depreciation                                                              71            60           174
    Loss on sale of property and equipment                                     -             2            (5)
    Decrease (increase) in accounts receivable and prepaid expenses            -            23           (63)
    Increase in inventory                                                    (18)          (62)          (80)
    Stock-based compensation in respect of options granted
      to consultants                                                         364            30           395
    Amortization of deferred stock compensation                               46             -            46
    Increase (decrease) in trade payables                                    (32)         (118)          209
    Increase (decrease) in employees and payroll accruals                    (36)           53           123
    Increase (decrease) in other accounts payable and accrued
      expenses                                                               (42)           15            99
    Accrued interest on convertible promissory notes                           8             -             8
    Increase (decrease) in accrued severance pay, net                        (14)           16             4
                                                                        --------      --------      --------

Net cash used in operating activities                                     (3,745)       (3,097)       (8,973)
                                                                        --------      --------      --------

Cash flows from investing activities:
  Decrease (increase) in restricted cash                                      (6)          200           (78)
  Purchase of property and equipment                                         (20)          (35)         (317)
  Proceeds from sale of property and equipment                                 -             3            43
                                                                        --------      --------      --------

Net cash provided by (used in) investing activities                          (26)          168          (352)
                                                                        --------      --------      --------

Cash flows from financing activities:

  Proceeds from issuance of stock capital, net                                 -         2,958         8,107
  Proceeds from convertible promissory notes                               1,600             -         2,420
  Principal payment of long-term loan                                          -             -           (45)
                                                                        --------      --------      --------

Net cash provided by financing activities                                  1,600         2,958        10,482
                                                                        --------      --------      --------

Increase (decrease) in cash and cash equivalents                          (2,171)           29         1,157
Cash and cash equivalents at beginning of period                           3,328         3,299             -
                                                                        --------      --------      --------

Cash and cash equivalents at end of period                              $  1,157      $  3,328      $  1,157
                                                                        ========      ========      ========

Supplemental disclosure of non-cash investing and financing
  activities:
    Issuance of Preferred stock upon conversion of convertible
      promissory notes                                                  $      -      $      -      $   (775)
                                                                        ========      ========      ========
    Issuance of shares without consideration                            $      -      $      -      $     (1)
                                                                        ========      ========      ========

The accompanying notes are an integral part of the consolidated financial statements.

                                                       MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 1:- GENERAL

         a. Magnifire Websystems Inc. (the Company") was incorporated and commenced its operations in the State of Delaware on January 29, 2001. The Company is engaged in the development of solutions for Internet security applications.

         b. The Company's wholly-owned subsidiary was incorporated on November 15, 2000, under the name Magnifire Networks Limited (a British Virgin Islands corporation). Its wholly-owned subsidiary was incorporated and commenced its operations on July 15, 2000, under the name Magnifire Networks (Israel) Limited.

         c. Magnifire Networks Limited (BVI) repurchased all of its shares from its stockholders on January 30, 2001 and issued 100 shares par value of $ 0.01 each to Magnifire Websystems Inc. (see Note 7c).

             The Company issued 100% of its issued and outstanding share capital to the stockholders of Magnifire Networks Limited (BVI).

         d. The Company and its subsidiaries are devoting substantially all of their efforts toward conducting research, development and marketing of their software. The Company's and its subsidiaries' activities also include raising capital and recruiting personnel. In the course of such activities, the Company and its subsidiaries have sustained operating losses and expect such losses to continue in the foreseeable future. The Company and its subsidiaries have not generated significant revenues and have not achieved profitable operations or positive cash flows from operations. The Company's accumulated deficit aggregated to $ 9,883 thousand as of December 31, 2003. The Company has a shareholder's deficiency of $ 560 thousand. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

         The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

         a.  Use of estimates:

             The preparation of the financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                                      MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

         b.  Foreign currency translation:

             The functional currency of the Israeli subsidiary is the U.S. dollar, as the U.S. dollar is the primary currency of the economic environment in which the Company has operated and expects to continue to operate in the foreseeable future. The majority of the Company's operations are currently conducted in Israel and most of the Israeli expenses are currently paid in new Israeli shekels ("NIS"); however, most of the expenses are denominated and determined in U.S. dollars. Financing and investing activities including loans, equity transactions and cash investments, are made in U.S. dollars.

             Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement of the Financial Accounting Standard Board No. 52, "Foreign Currency Translation" ("SFAS No. 52"). All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statement of operations as financial income or expenses, as appropriate.

         c.  Principles of consolidation:

             The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Intercompany transactions and balances have been eliminated upon consolidation.

         d.  Cash equivalents:

             The Company considers all highly liquid investments originally purchased with maturities of three months or less, to be cash equivalents.

         e.  Restricted cash:

             Restricted cash is primarily invested in certificates of deposit, which mature within one year and is used as security for the lease of the Company's office in Israel.

         f.  Inventory:

             Inventories are stated at the lower of cost or market value. Inventory write-offs are provided to cover risks arising from slow-moving items, technological obsolesce, excess inventories, discontinued products, and for market prices lower than cost. In 2003, the Company wrote off approximately $ 101 of excess inventory, discontinued products, and for market prices lower than cost, which has been included in cost of revenues. Cost is determined as follows:

             Raw materials, parts and supplies -using the average cost method with the addition of allocable indirect manufacturing costs.

             Work-in-progress - cost of manufacturing with the addition of allocable indirect manufacturing costs.

                                                      MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

             Finished products - recorded on the basis of direct manufacturing costs with the addition of allocable indirect manufacturing costs.

         g.  Property and equipment:

             Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives, at the following annual rates:

                                                                   %
                                                      --------------------------
             Computers and peripheral equipment                  20-33
             Office furniture and equipment                     7 - 15
             Leasehold improvements                   over the term of the lease

             The Company and the subsidiary's long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs. Through December 31, 2003, no impairment losses have been identified.

         h.  Accrued severance pay:

             The subsidiary's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date for all employees. Employees are entitled to one month's salary for each year of employment or apportion thereof. The subsidiary's liability for all of its employees is fully covered by monthly deposits with severance pay funds, insurance policies and by an accrual. The deposited funds include profits accumulated up to the balance sheet date. The value of these policies is recorded as an asset in the Company's balance sheet.

             The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

             Severance expenses for the years ended December 31, 2003 and 2002, amounted to approximately $ 27 and $ 47, respectively.

                                                      MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

         i.  Revenue recognition:

             The Company generates revenues mainly from licensing the rights to use its software products. The Company also generates revenues from maintenance, support, professional services and training. The Company sells its products primarily through its direct sales force.

             The Company accounts for software sales in accordance with Statement of Position 97-2, "Software Revenue Recognition", as amended ("SOP 97-2"). SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair value of the elements. In addition the Company has adopted Statement of Position 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions, "("SOP 98-9"). SOP 98-9 requires that revenue be recognized under the "residual method" when Vendor Specific Objective Evidence ("VSOE") of Fair Value exists for all undelivered elements and VSOE does not exist for all of the delivered elements. Under the residual method any discount in the arrangement is allocated to the delivered elements.

             Revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations with regard to implementation remain, the fee is fixed or determinable, and collection is probable.

             Maintenance and support revenue included in multiple element arrangements is deferred and recognized on a straight-line basis over the term of the maintenance and support agreement.

             As VSOE of fair value of the undelivered elements (maintenance, support and services) is not established, revenues from software license fees are recognized on a straight-line basis over the term of the maintenance and support services.

         j.  Research and development costs:

             Research and development costs are charged to the Statement of Operations as incurred. Statement of Financial Accounting Standard No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed"("SFAS No. 86"), requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

             Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working models and the point at which the products are ready for general release have been insignificant. Therefore, all research and development costs have been expensed.

                                                      MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

         k.  Income taxes:

             The Company and its subsidiary account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") 109, "Accounting for Income Taxes". This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiary provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

         l.  Concentrations of credit risk:

             Financial instruments that potentially subject the Company and its subsidiary to concentrations of credit risk consist principally of cash and cash equivalents.

             Cash and cash equivalents are invested in major banks in Israel and the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

             The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

         m.  Fair value of financial instruments:

             The following methods and assumptions were used by the Company and its subsidiary in estimating their fair value disclosures for financial instruments:

             The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, trade payables and other accounts payable and accrued expenses approximate their fair value due to the short-term maturity of such instruments.

             Long-term liabilities are estimated by discounting the future cash flows using the current interest rate for loans, of similar terms and maturities. The carrying amount of the long-term liabilities approximates their fair value.

                                                      MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

         n.  Accounting for stock-based compensation:

             The Company has elected to follow Accounting Principles Board Statement No. 25, "Accounting for Stock Options Issued to Employees" ("APB 25") and Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44") in accounting for its employee stock options plans. Under APB 25, when the exercise price of an employee stock option is equivalent or above the market price of the underlying stock on the date of grant, no compensation expense is recognized.

             The Company adopted the disclosure provisions of Financial Accounting Standards Board Statement No. 148, "Accounting for Stock-Based Compensation - transition and disclosure" ("SFAS No. 148"), which amended certain provisions of SFAS 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, effective as of the beginning of the fiscal year. The Company continues to apply the provisions of APB No. 25, in accounting for stock-based compensation.

             Pro-forma information regarding net income and loss per share is required by FAS-123, and has been determined assuming the Company had accounted for its employee share options under the fair value method prescribed by that Statement. The fair value for these options was estimated at the date of grant, using a minimal value option pricing model, with the following weighted-average assumptions for 2003 and 2002: risk-free interest rates 1.5%; dividend yields of 0% and a weighted-average expected life of the option of four years for each year.

             For purposes of pro-forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

             The Company's pro-forma information is as follows:

                                                                YEAR ENDED
                                                                DECEMBER 31,
                                                           --------------------
                                                             2003         2002
                                                           -------      -------
Net loss as reported                                       $ 4,156      $ 3,116
Add: stock-based employee compensation - intrinsic
  value                                                         46            -
Deduct: stock-based employee compensation - fair value         (48)           1
                                                           -------      -------

Pro-forma loss                                             $ 4,154      $ 3,117
                                                           =======      =======

             The Company applies SFAS No. 123, "Accounting for Stock-Based Compensation" and EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", with respect to options and warrants issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants at the measurement date.

                                                      MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

         o.  Impact of recently issued accounting standards:

             In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," ("SAB No. 104") which revises or rescinds certain sections of SAB No. 101, "Revenue Recognition," in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes noted in SAB No. 104 did not have a material effect on the Company's consolidated results of operations, consolidated financial position or consolidated cash flows.

NOTE 3:- PROPERTY AND EQUIPMENT

                                              DECEMBER 31,
                                            ----------------
                                            2003        2002
                                            ----        ----
Cost:
  Computers and peripheral equipment        $201        $181
  Office furniture and equipment              47          47
  Leasehold improvements                      20          20
                                            ----        ----

                                             268         248
                                            ----        ----

Accumulated depreciation:
  Computers and peripheral equipment         137          79
  Office furniture and equipment              13           7
  Leasehold improvements                      13           6
                                            ----        ----

                                             163          92
                                            ----        ----

Depreciated cost                            $105        $156
                                            ====        ====

             Depreciation expenses for the years ended December 31, 2003 and 2002, were $ 71 and $ 60, respectively.

                                                      MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 4:- CONVERTIBLE PROMISSORY NOTES

         On September 1, 2003 and December 1, 2003, the Company granted convertible promissory notes with an aggregate principal amount of $ 1,600 convertible into Convertible Preferred Stock of the Company with maturity date on the earlier of (1) September 8, 2004 or (2) upon consummation of any sale of Convertible Preferred stock of the Company.

         The principal amount bears interest at the rate of LIBOR + 1.5% per annum.

         The promissory notes shall be automatically converted in the event that the Company closes an equity financing during a period beginning on the date one day after the date of this note and ending one year following the date hereof, into a number of shares of Convertible Preferred Stock of the Company of the same class and with the same rights as shall be issued by the Company to the investors at such equity financing, as is obtained by dividing (a) the outstanding Principal Amount, by (b) the price per share paid by investors participating in the equity transaction.

NOTE 5:- COMMITMENTS AND CONTINGENT LIABILITIES

         a. The Israeli subsidiary leases office space in Israel under an operating lease agreement, for the period beginning August 2000 until February 2005, and the Company leases office space in the U.S. under an operating lease, accordingly, is being renewed every three months.

             The Israeli subsidiary rents its vehicles under operating lease agreements, which expire on various dates, the latest of which is in 2005.

             Future minimum payments under non-cancelable operating leases are as follows:

                           YEAR ENDED
                          DECEMBER 31,
                          ------------
             2004          $     245
             2005                 52
                           ---------

                           $     297
                           =========

             Total rent expenses for the years ended December 31, 2003 and 2002, were $ 200 and $ 190, respectively.

         b.  Liens:

             In respect of the promissory note, the Company granted to its investors a security interest in all of the issued and outstanding shares of capital stock of Magnifire Networks Limited (BVI) owned by the Company.

                                                       MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 6:- SHARE CAPITAL

         a. In January 2000, Magnifire BVI issued 100,000 shares of Common stock of $ 0.01 par value each in consideration for their par value.

         b. On January 30, 2001, Magnifire Networks (BVI) repurchased 100,000 shares of its Common stock par value of $ 0.01 each.

         c. On January 30, 2001, Magnifire Networks (BVI) issued 100 shares of Common stock par value of $ 0.01 to the Company, for their par value.

         d. On January 31, 2001, the Company issued 3,425 shares of Convertible Preferred A-1 stock of the Company par value of $ 0.01 each, at a purchase price of $ 51.098 per share.

         e. On January 31, 2001, the Company issued 6,360 shares of Convertible Preferred A-1 stock par value of $ 0.01 each pursuant to a conversion of the loan in the amount of $ 325.

         f. On February 1, 2001, the Company issued 2,947 shares of Convertible Preferred A-1 stock par value of $ 0.01 upon conversion of the convertible loan dated October 10, 2000 (see Note 5).

         g. On May 29, 2001, 1,300 options to purchase 1,300 shares of Common stock, par value of $ 0.01 per share of the Company, were exercised.

         h. On June 13, 2001, the Company issued 12,025 shares of Common stock and 33,227 shares of Convertible Preferred A-1 stock par value of $
             0.01 each, of which 1,300 are issued following conversion of the options granted in accordance with the agreement dated May 29, 2001, par value of $ 0.01 each, in consideration for their par value.

         i.  Stock split effected as a share dividend:

             On June 18, 2001, the shareholders of the Company effected a twenty-for-one stock split, as a stock dividend.

         j. On June 18, 2001, the shareholders of the Company increased the authorized stock capital of the Company from 500,000 shares to 16,200,000 shares, and reclassified the authorized share capital such that the authorized stock capital shall be divided into 10,541,280 shares of Common Stock; 5,658,720 shares of Convertible Preferred stock, par value of $ 0.01, of which 919,180 shares shall be designated as Convertible Preferred A-1 stock and 4,739,540 shares shall be designated as Convertible Preferred A-2 stock, par value of $ 0.01 per share.

         k. On June 18, 2001, the Company entered into a Convertible Preferred A-2 stock purchase agreement and issued under the agreement 4,739,540 shares of Convertible Preferred A-2 stock of $ 0.01 par value each in consideration of gross proceeds in the amount of $ 5,500, including 261,467 the Convertible Preferred A-2 stock issued upon conversion of the Bridge loan dated March 22, 2001, in the amount of $ 450.

                                                       MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 6:- SHARE CAPITAL (CONT.)

         l. On July 22, 2002, the Company entered into a share purchase agreement for the purchase of its Convertible Preferred B stock. The Company issued 7,899,225 shares of Convertible Preferred B stock of $ 0.01 par value each, in consideration of gross proceeds in the amount of $ 3,002.

         m. On July 22, 2002, the shareholders of the Company increased the authorized stock capital of the Company from 16,200,000 shares to 46,000,000 shares, and reclassified the authorized share capital such that the authorized stock capital shall be divided into 32,442,056 shares of Common stock, 13,557,945 shares of Convertible Preferred stock of $ 0.01 par value each, of which 919,180 shares shall be designated as Convertible Preferred A-1 stock, 4,739,540 shares shall be designated as Convertible Preferred A-2 Stock and 7,899,225 shares shall be designated as Convertible Preferred B Stock.

         n.  Convertible Preferred stock:

             Liquidation:

             In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series B Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series A Convertible Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (a) the Series B Original Issue Price (as defined below) applicable for such share plus annual interest at the rate of LIBOR plus 1.5%, for each 12 months that have passed since the date of issuance of such Series B Convertible Preferred Stock, plus (b) all declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series B Convertible Preferred Stock based on the number of shares of Common Stock held by each (assuming full conversion of all such Series B Convertible Preferred Stock). The "Series B Original Issue Price" shall mean US$ 0.380 per each share of Series B Convertible Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Convertible Preferred Stock). After payment of the full aforesaid preferential amount to the holders of Series B Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (aa) the Series A Original Issue Price (as defined below) applicable for such share plus annual interest at the rate of LIBOR plus 1.5%, for each 12 months that have passed since the date of issuance of such Series A Convertible Preferred Stock, plus (bb) all declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like).

                                                       MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 7:- SHARE CAPITAL (CONT.)

             If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock based on the number of shares of Common Stock held by each (assuming full conversion of all such Series A Convertible Preferred Stock). The Series A original issue price shall mean $ 1.1694 per share for the Series A Convertible Preferred Stock, except for original issues price for shares of Series A-1 Convertible Preferred Stock held by Telkoor Telecom Ltd. that shall be $ 0.6364 (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Convertible Preferred Stock).

             Conversion:

             Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the original issue price applicable for such share by the conversion price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Convertible Preferred Stock shall be the original issue price applicable for such share.

             Automatic conversion:

             Each share of Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share of Convertible Preferred Stock immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, with a Company valuation of at least $ 100,000,000 and aggregate gross proceeds of at least $ 20,000,000 (Qualified IPO), or (ii) the date specified by written consent or agreement of the holders of a 60% of the then outstanding shares of Convertible Preferred Stock.

             Dividend provisions:

             The holders of the Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefore, non-cumulative dividends at the rate of 8% of the Original Issue Price (as defined below) for each share of Convertible Preferred Stock (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per annum per share, payable in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Company other than the Convertible Preferred Stock, payable when and as declared by the Board of Directors of the Company. If such dividends on the Convertible Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Common Stock.

                                                       MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 6:- SHARE CAPITAL (CONT.)

         o.  Share option plan:

             1. The Company has authorized, under the Company's 2001 Israeli Option Plan, the grant of options for the Company's Common shares to directors, employees and consultants. The options granted have a 4-year vesting schedule, generally become fully exercisable after four consecutive years of employment or engagement and expire ten years subsequent to the date of grant. Any options which are forfeited or cancelled before expiration, become available for future grant.

             2. Pursuant to the plan, the Company reserved for issuance 4,536,159 shares of Common stock. As of December 31, 2003, 470,355 shares of Common stock are still available for future grant.

                 A summary of the Company's share option activity and related information, is as follows:

                                               YEAR ENDED                      YEAR ENDED
                                            DECEMBER 31, 2003               DECEMBER 31, 2002
                                       --------------------------       --------------------------
                                                         WEIGHTED                         WEIGHTED
                                                          AVERAGE                          AVERAGE
                                        NUMBER OF        EXERCISE        NUMBER OF        EXERCISE
                                          SHARES           PRICE           SHARES           PRICE
                                       -----------       --------       -----------       --------
Outstanding at the beginning of
 the year                                1,443,633         $0.08            332,665         $0.16
  Granted                                1,742,647          0.05         51,218,458          0.07
  Exercised                                    -               -                  -             -
  Forfeited                             (1,070,453)         0.07           (107,490)         0.16
                                       -----------                      -----------

Outstanding at end of year               2,115,827         $0.06          1,443,633         $0.08
                                       ===========         =====        ===========         =====

Options exercisable at the end
 of the year                               718,020         $0.08            429,536         $0.09
                                       ===========         =====        ===========         =====

                 The options outstanding as of December 31, 2003, have been classified by range of exercise price, as follows:

                 OPTIONS           WEIGHTED                    OPTIONS          WEIGHTED
               OUTSTANDING         AVERAGE       WEIGHTED    EXERCISABLE        AVERAGE
  RANGE OF       AS OF            REMAINING       AVERAGE       AS OF        EXERCISE PRICE
  EXERCISE    DECEMBER 31,       CONTRACTUAL     EXERCISE    DECEMBER 31,     OF OPTIONS
    PRICE         2003           LIFE (YEARS)     PRICE         2003          EXERCISABLE
-----------   ------------       ------------    --------    ------------    --------------
$ 0.05-0.07    1,881,178              9          $   0.06      502,786           $  0.05
$ 0.16           234,649              8          $   0.16      215,234           $  0.16
               ---------                                       -------

               2,115,827                         $   0.06      718,020           $  0.08
              ==========                         ========      =======           =======

                                                       MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

NOTE 6:- SHARE CAPITAL (CONT.)

         p.  Options issued to consultants:

             1. The Company's outstanding options to consultants as of December 31, 2003, are as follows:

                       OPTIONS FOR            EXERCISE PRICE         OPTIONS
ISSUANCE DATE         COMMON SHARES             PER SHARE          EXERCISABLE
--------------        -------------           --------------       -----------
March 2002                368,631                 $ 0.16              368,631
July 2002                 597,164                 $ 0.05              597,164
January 2003               83,630                 $ 0.09               83,636
March 2003                449,424                 $ 0.05              449,424
September 2003            226,416                 $ 0.05              226,416
November 2003             224,712                 $ 0.05              224,712
                        ---------                                   ---------

                        1,949,977                                   1,949,977
                        =========                                   =========

             2. The Company had accounted for its options to consultants under the fair value method of SFAS No. 123 and EITF 96-18. The fair value for these options was estimated using a Black-Scholes option-pricing model with the following weighted-average assumptions for 2003 and 2002: risk-free interest rate of 1.5%, dividend yields of 0%, volatility factors of the expected market price of the Company's Common shares of 0.5, and a contractual life of the options of approximately four and ten years, respectively. The related compensation was computed and an expense of $ 364 and $ 30 was recorded in the consolidated statement of operations for 2003 and 2002, respectively.

NOTE 7:- TAXES ON INCOME

         a. Through December 31, 2003, Magnifire Websystems Inc. had a U.S. federal net operating loss of approximately $ 2,160, which can be carried forward and offset against taxable income, and which expires during the years 2021-2023. Through December 31, 2003, Magnifire Websystems Ltd. had a net operating loss of approximately $ 7,630.

         b.  Loss before taxes on income consists of the following:

                                       PERIOD FROM JULY
                                        15, 2000 (DATE
                     YEAR ENDED          OF INCEPTION)
                    DECEMBER 31,            THROUGH
                --------------------      DECEMBER 31,
                 2003          2002          2003
                ------        ------   ----------------
Domestic        $1,320        $  510        $2,198
Foreign          2,836         2,606         7,685
                ------        ------        ------

                $4,156        $3,116        $9,883
                ======        ======        ======

                                                       MAGNIFIRE WEBSYSTEMS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 7:- TAXES ON INCOME (CONT.)

         c.  Deferred income taxes:

             Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company and its subsidiaries deferred tax liabilities and assets are as follows:

                                                              DECEMBER 31,
                                                         -----------------------
                                                           2003            2002
                                                         -------         -------
Operating loss carryforward                              $ 3,458         $ 2,061
Reserves and allowances                                       28              21
                                                         -------         -------

Net deferred tax asset before valuation allowance          3,430           2,040
Valuation allowance                                       (3,430)         (2,040)
                                                         -------         -------

Net deferred tax asset                                   $     -         $     -
                                                         =======         =======

             As of December 31, 2003, the Company and its subsidiaries have provided valuation allowances of $ 3,430, in respect of deferred tax assets resulting from tax loss carryforwards and other temporary differences. Management currently believes that it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized in the foreseeable future.

         d. The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of the benefits from accumulated net operating losses carryforward among the various subsidiaries worldwide, due to the uncertainty of the realization of such tax benefits.

NOTE 8:- SUBSEQUENT EVENT (UNAUDITED)

         On May 31, 2004, the Company was acquired by F5 Networks Inc., in consideration of $ 29,000, in cash.

                               - - - - - - - - - -